Exhibit 99.1

On July 12, 2013, XPO Logistics, Inc. (“XPO Logistics” or the “Company”) entered into a Stock Purchase Agreement (the “3PD Agreement”) with 3PD Holding, Inc. (“3PD”), Logistics Holding Company Limited, Mr. Karl Meyer, Karl Frederick Meyer 2008 Irrevocable Trust II, Mr. Randall Meyer, Mr. Daron Pair, and Mr. James J. Martell to acquire all of the outstanding capital stock of 3PD (“the 3PD Transaction”). 3PD is the largest non-asset, third party provider of heavy goods, last-mile logistics in North America. A copy of the 3PD Agreement was filed with the Form 8-K filed with the SEC on July 15, 2013.

The total consideration payable under the 3PD Agreement is approximately $365 million, payable in cash, deferred payments (including an escrow), $8 million of restricted shares of the Company’s common stock, and the payoff of certain indebtedness. The closing of the 3PD Transaction is subject to customary closing conditions. The 3PD Agreement includes customary representations, warranties and covenants. Subject to certain limitations, each party has agreed to indemnify the other for breaches of representations, warranties and covenants and other matters. The 3PD Transaction is not subject to any financing condition. The 3PD Agreement contains certain termination rights for both the Company and the sellers and provides that if the Company fails to close the 3PD Transaction after all of its conditions to close have been satisfied or waived, the Company may be required to pay 3PD a termination fee in the amount of $18 million.

On October 24, 2012, XPO Logistics and its wholly-owned subsidiary, XPO Logistics, LLC (“XPO LLC”), entered into a definitive asset purchase agreement (the “Turbo Agreement”) with Turbo Logistics, Inc. and Turbo Dedicated, Inc. (together with Turbo Logistics, Inc., “Turbo”), Ozburn-Hessey Logistics, LLC, and OHH Acquisition Corporation. Turbo primarily operates a non-asset-based, third party logistics business in Gainesville, Ga.; Reno, Nev.; Chicago, Ill.; and Dallas, Texas. Pursuant to the Turbo Agreement, on October 24, 2012 the Company purchased substantially all of the assets of Turbo for total cash consideration of $50.075 million, excluding any working capital adjustments, with no assumption of debt (the “Turbo Transaction”). The assets acquired pursuant to the Turbo Agreement included rights under certain contracts, intellectual property, equipment, accounts receivable, and other related assets.

On August 3, 2012, XPO Logistics acquired the freight brokerage operations of Kelron Corporate Services Inc. and certain affiliated companies, which operate a non-asset-based, third party logistics business in Toronto, Ontario; Montreal, Quebec; Vancouver, British Columbia; and Cleveland, Ohio. The purchase was completed through two related transactions (collectively, the “Kelron Transactions”): XPO Logistics’ wholly-owned subsidiary, XPO Logistics Canada Inc., an Ontario corporation (“XPO Canada”), entered into a Share Purchase Agreement, dated August 3, 2012 (the “Kelron Share Purchase Agreement”), with 1272387 Ontario Inc., 1272393 Ontario Inc., Keith Matthews and Geoff Bennett (collectively, the “Share Sellers”), pursuant to which XPO Canada purchased all of the outstanding capital stock of Kelron Corporate Services Inc. Contemporaneously with the execution of the Kelron Share Purchase Agreement, XPO LLC entered into an Asset Purchase Agreement, dated August 3, 2012 (the “Kelron Cleveland Agreement” and together with the Kelron Share Purchase Agreement, the “Kelron Purchase Agreements”), with Kelron Distribution Systems (Cleveland) LLC (“Kelron Cleveland”), a Delaware limited liability company, Geoff Bennett and Keith Matthews (collectively, the “Asset Sellers” and together with the Share Sellers, the “Sellers”), pursuant to which XPO LLC purchased substantially all of the assets of Kelron Distribution Systems (Cleveland) LLC. The total consideration payable under the Kelron Purchase Agreements for Kelron Corporate Services, Inc. and Kelron Cleveland (collectively “Kelron”) was approximately $8.0 million, payable in cash, deferred payments (including an escrow), and assumption of certain indebtedness. The assets purchased under the Kelron Cleveland Agreement included rights under certain contracts, intellectual property, office equipment, account receivables, and other related assets.

The Kelron Transactions along with the Turbo Transaction and the 3PD Transaction are referred to as the “Transactions” below.

The following unaudited pro forma condensed combined financial statements and related notes combine the historical consolidated balance sheets and statements of operations of XPO Logistics, the consolidated balance sheets and statements of comprehensive loss of 3PD, the combined statement of operations of Turbo, and the consolidated statement of operations of Kelron.

For purposes of preparing the unaudited pro forma condensed combined financial statements, XPO Logistics has combined the XPO Logistics consolidated statement of operations for the twelve months ended December 31, 2012 with 3PD’s consolidated statement of comprehensive loss for the period ended December 31, 2012, Turbo’s combined statement of operations for the period ended October 23, 2012, and Kelron’s consolidated statement of operations for the period ended August 2, 2012. The results of Turbo and Kelron for the remainder of the year ended December 31, 2012 were included with the XPO historical results. For purposes of preparing the unaudited pro forma condensed combined financial statements for the six months ended June 30, 2013, XPO Logistics has combined the XPO Logistics condensed consolidated statement of operations and 3PD’s consolidated statement of comprehensive loss for the six months ended June 30, 2013.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 and the six months ended June 30, 2013 give effect to the Transactions as if they had occurred on January 1, 2012. The unaudited pro forma condensed combined balance sheet assumes that the 3PD Transaction was completed on June 30, 2013. The unaudited pro forma condensed combined balance sheet and condensed combined statement of operations of XPO Logistics as of and for the six months ended June 30, 2013 were derived from its unaudited condensed consolidated financial statements as of June 30, 2013 (as filed on Form 10-Q with the SEC on August 1, 2013). The unaudited pro forma condensed combined statement of operations of XPO Logistics for the twelve months ended December 31, 2012 was derived from the audited consolidated financial statements of XPO Logistics for the year ended December 31, 2012 (as filed on Form 10-K with the SEC on March 12, 2013). The unaudited pro forma condensed combined balance sheet and condensed combined statement of operations of 3PD as of and for the six months ended June 30, 2013 were derived from its unaudited consolidated financial statements as of June 30, 2013 included in Exhibit 99.3 hereto. The unaudited pro forma condensed combined statement of operations of 3PD for the twelve months ended December 31, 2012 was derived from its audited consolidated financial statements for the twelve months ended December 31, 2012 included in Exhibit 99.2 hereto. The unaudited pro forma condensed combined statement of operations of Turbo for the 297 days ended October 23, 2012 was derived from its unaudited combined financial statements for the 297 days ended October 23, 2012. The unaudited pro forma condensed combined statement of operations of Kelron for the 215 days ended August 2, 2012 was derived from its unaudited combined financial statements for the 215 days ended August 2, 2012.

The historical consolidated financial information of XPO Logistics, the consolidated financial information of 3PD, the combined financial information of Turbo, and the consolidated financial information of Kelron have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Transactions, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The pro forma events may not be indicative of actual events that would have occurred had the combined businesses been operating as a separate and independent business and may not be indicative of future events which may occur. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not intended to represent or be indicative of what the combined company’s financial position or results of income actually would have been had the Transactions been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company. The unaudited pro forma condensed combined financial information does not include the impact of any revenue, cost or other operating synergies that may result from the Transactions.

The Company has arranged for a loan facility with Credit Suisse Securities (USA) LLC, Credit Suisse AG and Morgan Stanley to provide financing for the 3PD Transaction in the event the Company is unable to secure the contemplated equity financing. However, the Company expects to fund the 3PD Transaction with equity financing and cash on hand thus the unaudited pro forma condensed combined financial information reflects such equity financing.

XPO Logistics, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2013

(In thousands)

	XPO	3PD	Pro Forma
	Historic	Historic	Adjustments 2(a)		Pro Forma Combined
ASSETS
Cash and cash equivalents	$178,155	$10,453	$(188,608)	(1)(2)(5)	$—
Restricted cash	—	1,672	—		1,672
Accounts receivable, net of allowances	89,740	29,235	—		118,975
Prepaid expenses	2,095	741	—		2,836
Deferred tax asset, current	938	258	987	(9)	2,183
Income tax receivable	2,840	303	—		3,143
Other current assets	4,203	1,024	—		5,227

Total current assets	277,971	43,686	(187,621)		134,036

Property and equipment, net of accumulated depreciation	15,554	9,688	—		25,242
Goodwill	69,927	109,697	126,478	(3)	306,102
Identifiable intangible assets, net of accumulated amortization	30,121	96,301	59,199	(4)	185,621
Deferred tax asset, long term	72	—	—		72
Other long-term assets	834	5,378	(4,894)	(2)	1,318

Total long-term assets	116,508	221,064	180,783		518,355

Total assets	$394,479	$264,750	$(6,838)		$652,391

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$23,591	$14,747	$—		$38,338
Accrued salaries and wages	5,570	1,953	1,343	(6)	8,866
Accrued expenses, other	23,733	10,043	—		33,776
Current maturities of notes payable and capital leases	850	10,500	(10,500)	(2)	850
Other current liabilities	1,548	169	1,110	(7)	2,827

Total current liabilities	55,292	37,412	(8,047)		84,657

Convertible senior notes	111,197	—	—		111,197
Notes payable and capital leases, net of current maturities	767	145,241	(145,241)	(2)	767
Deferred tax liability, long-term	6,553	23,352	8,963	(3)(4)(9)	38,868
Other long-term liabilities	3,838	3,779	19,092	(1)(2)	26,709

Total long-term liabilities	122,355	172,372	(117,186)		177,541

Stockholders’ equity:
Preferred stock	42,794	—	—		42,794
Common stock	18	52	7,132	(1)(5)(8)	7,202
Additional paid-in capital	267,806	102,593	55,600	(1)(5)(8)	425,999
Treasury stock	(107)	—	—		(107)
Accumulated other comprehensive income (loss)	—	(106)	106	(8)	—
Accumulated deficit	(93,679)	(47,573)	55,557	(6)(7)(8)(9)	(85,695)

Total stockholders’ equity	216,832	54,966	118,395		390,193

Total liabilities and stockholders’ equity	$394,479	$264,750	$(6,838)		$652,391

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

XPO Logistics, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2013

(In thousands, except per share data)

	XPO	3PD	Pro Forma
	Historic	Historic	Adjustments 3(a)		Pro Forma Combined

Revenue	$251,090	$166,145	$—		$417,235
Expenses
Direct expense	215,490	113,612	—		329,102

Gross Margin	35,600	52,533	—		88,133
Selling, general and administrative expense	60,982	46,781	1,546	(1)(2)(3)(4)	109,309

Operating (loss) income	(25,382)	5,752	(1,546)		(21,176)
Other expense	58	—	—		58
Interest expense (income)	6,170	10,074	(9,814)	(5)	6,430

(Loss) income before income tax provision	(31,610)	(4,322)	8,268		(27,664)
Income tax expense (benefit)	296	(1,589)	(7,295)	(6)	(8,588)

Net (loss) income	(31,906)	(2,733)	15,563		(19,076)
Cumulative preferred dividends	(1,486)	—	—		(1,486)

Net (loss) income available to common shareholders	$(33,392)	$(2,733)	$15,563		$(20,562)

Basic loss per share
Net loss	$(1.84)	$—	$—		$(0.81)
Diluted loss per share
Net loss	$(1.84)	$—	$—		$(0.81)
Weighted average common shares outstanding
Basic weighted average common shares outstanding	18,107	—	7,184	(8)(9)	25,291
Diluted weighted average common shares outstanding	18,107	—	7,184	(8)(9)	25,291

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

XPO Logistics, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Twelve Months Ended December 31, 2012

(In thousands, except per share data)

	XPO	3PD	3PD		Turbo(4)	Turbo		Kelron(6)	Kelron		Pro Forma Combined
	Historic	Historic	Pro Forma Adjustments 3(a)		Historic January 1, 2012 - October 23, 2012	Pro Forma Adjustments 5(a)		Historic January 1, 2012 - August 2, 2012 7(a)	Pro Forma Adjustments 7(b)

Revenue	$278,591	$306,064	$—		$99,741	$—		$59,060	$—		$743,456
Expenses
Direct expense	237,765	211,760	—		82,752	—		52,596	—		584,873

Gross Margin	40,826	94,304	—		16,989	—		6,464	—		158,583
Selling, general and administrative expense	68,790	80,340	3,781	(1)(2)(3)(4)	15,113	968	(1)	7,221	396	(1)	176,609
Impairment of goodwill	—	—	—		25,753	—		—	—		25,753

Operating (loss) income	(27,964)	13,964	(3,781)		(23,877)	(968)		(757)	(396)		(43,779)
Other expense (income)	363	—	—		—	—		(44)	—		319
Interest expense (income)	3,207	19,809	(19,809)	(5)	1,826	(1,894)	(2)	59	(46)	(2)	3,152
Loss on foreign currency translation	—	—	—					(121)	—		(121)

(Loss) income before income tax provision	(31,534)	(5,845)	16,028		(25,703)	926		(893)	(350)		(47,371)
Income tax (benefit) expense	(11,195)	(3,027)	6,091	(7)	(7,455)	352	(3)	(138)	(91)	(3)	(15,463)

Net (loss) income	(20,339)	(2,818)	9,937		(18,248)	574		(755)	(259)		(31,908)
Cumulative preferred dividends	(2,993)	—	—		—	—		—	—		(2,993)

Net (loss) income available to common shareholders	$(23,332)	$(2,818)	$9,937		$(18,248)	$574		$(755)	$(259)		$(34,901)

Basic loss per share
Net loss	$(1.49)	$—	$—		$—	$—		$—	$—		$(1.53)
Diluted loss per share
Net loss	$(1.49)	$—	$—		$—	$—		$—	$—		$(1.53)
Weighted average common shares outstanding
Basic weighted average common shares outstanding	15,694	—	7,184	(8)(9)	—	—		—	—		22,878
Diluted weighted average common shares outstanding	15,694	—	7,184	(8)(9)	—	—		—	—		22,878

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Data

(Dollar Amounts are Presented in Thousands)

(1)	3PD Purchase Price

The estimated purchase price of $365,380 and the allocation of the estimated purchase price discussed below are preliminary, and subject to certain post-closing adjustments including a potential adjustment to working capital. A final determination of required adjustments will be made based upon the final evaluation of the fair value of our tangible and identifiable intangible assets acquired and liabilities assumed. The purchase price will be adjusted by the amount by which the final working capital as of the closing date is different from the target working capital per the 3PD Agreement. The estimated purchase price consists of $334,500 of cash payable at the time of closing, a $22,500 holdback which is payable to the sellers upon resolution of certain indemnifiable matters, and $8,380 of XPO Logistics common stock which represents the fair value of 421,719 common shares issued as consideration in conjunction with the 3PD Agreement at the market price at the close on July 31, 2013 of $24.46 per share. The final number of shares to be issued to the sellers will be determined based upon the after-tax proceeds of four shareholders calculated using the July 12, 2013 share price of $18.97. After tax proceeds are currently estimated to be $8,000. The equity portion of the purchase price has been adjusted for a marketability discount related to the holding period restriction associated with the common stock issued as consideration in the 3PD Transaction. The final purchase price will be computed using the value of XPO Logistics common stock on the closing date, therefore the actual purchase price will fluctuate with the market price of XPO Logistics common stock until the acquisition is consummated. As a result, the final purchase price could differ significantly from the current estimate, which could materially impact the unaudited pro forma condensed combined financial statements. The following represents the preliminary estimate of the purchase price to be paid in tabular format:

Description
Cash payment to Sellers	$334,500
Shares issued to Sellers	8,380
Holdback for resolution of certain indemnifiable matters	22,500

Fair value of total consideration	$365,380

The following table provides sensitivities to changes in purchase price due to changes in the per share price of XPO Logistics common stock:

	Price of XPO Logistics Common Stock	Shares Issued	Calculated Value of Stock Consideration	Fair Value of Stock Consideration	Cash Consideration Transferred	Holdback for Resolution of Certain Indemnifiable Matters	Total Purchase Price
As of July 31, 2013	$24.46	421,719	$10,315	$8,380	$334,500	$22,500	$365,380
Decrease of 10%	$22.01	421,719	$9,282	$7,541	$334,500	$22,500	$364,541
Increase of 10%	$26.91	421,719	$11,348	$9,219	$334,500	$22,500	$366,219

The following tables summarize the purchase price allocation adjustments of the assets acquired and liabilities assumed as if the acquisition date was June 30, 2013. The final allocation of the purchase price will be determined at a later date and is dependent on a number of factors, including the final evaluation of the fair value of tangible and identifiable intangible assets acquired and liabilities assumed. The final evaluation of the fair value of tangible and identifiable intangible assets acquired and liabilities assumed may include adjustments, including increases to amortization resulting from the allocation of the purchase price to amortizable intangible assets, which may be material. Adjustments to the fair value of intangible assets acquired and liabilities assumed will impact the value of goodwill recognized in the 3PD Transaction, and the adjustment to goodwill may be material. For illustrative purposes, the preliminary allocation of the purchase price to the fair value of 3PD’s assets acquired and liabilities assumed assuming the acquisition date was June 30, 2013 is presented as follows:

Description
Estimated purchase price	$365,380

Carrying value of 3PD net assets acquired:(a)	92,502

Less: Historic intangible assets	(96,301)
Plus: Fair value of trademarks/trade names	5,500
Plus: Fair value of non compete agreements	6,500
Plus: Fair value of carrier relationships	16,000
Plus: Fair value of customer relationships	110,000
Plus: Fair value of technology	17,500
Less: Fair value of deferred tax liability on step-up of intangible assets	(22,496)

Fair value of increase in intangible assets, net of deferred tax liability	36,703

Fair value of goodwill	$236,175

Description
Carrying value of 3PD net assets	$54,966
Less: Assets not acquired	(15,999)
Plus: Liabilities not assumed	159,149
Plus: Deferred tax liability on historical goodwill	4,083
Less: Historic goodwill	(109,697)

Carrying value of 3PD net assets acquired	$92,502

(a)	Management believes the historical carrying amounts approximate fair value.

(2)	Description of 3PD Pro Forma Adjustments, as presented on the June 30, 2013 Balance Sheet

a.	Represents purchase price adjustments for the acquisition of 3PD as follows:

(1)	Represents an adjustment for the transaction price of $365,380, consisting of $334,500 of cash payable at the time of closing, a $22,500 holdback which is payable to the sellers upon resolution of certain indemnifiable matters, and $8,380 representing the fair value of 421,719 common shares issued as consideration in conjunction with the 3PD Agreement. The equity portion of the purchase price has been adjusted for a marketability discount related to the holding period restriction associated with the common stock issued as consideration. For pro forma purposes, the purchase price payable in cash will be funded as follows:

Description

Available cash on hand	$178,155

Common stock issuance, net of issuance costs and restricted cash due	156,345

Total cash consideration payable	$334,500

See footnote 5 for information on the common stock issuance.

(2)	Represents adjustments to the combined company for assets and liabilities of 3PD not acquired by XPO Logistics, including assets of $15,999 (consisting of $10,453 of cash, $652 of restricted cash (adjustment was recorded through unrestricted cash based on practical limitations of releasing restricted cash through the captive insurance company), and $4,894 of deferred financing costs) and liabilities of $159,149 (consisting of $10,500 of the current portion of long-term debt, $145,241 of the non-current portion of long-term debt, $29 of interest rate swap liability, and $3,379 of liability related to contingent consideration from a previous acquisition).

(3)	Eliminates goodwill and the related deferred tax liability recorded in the historical financial statements of 3PD of $109,697 and $4,083, respectively, and records the preliminary fair value of goodwill resulting from the pro forma allocation of the purchase price as if the acquisition had occurred using a preliminary estimate of $236,175. The adjustment represents the net impact to goodwill of $126,478. Goodwill resulting from the acquisition is not amortized, and will be assessed for impairment at least annually in accordance with applicable accounting guidance on goodwill. The goodwill resulting from the acquisition is not deductible for income tax purposes.

(4)	Represents the preliminary allocation of purchase price to identifiable intangible assets, as follows:

Preliminary Fair Value
Trademarks / Trade Names	$5,500
Non Compete Agreements	6,500
Technology	17,500
Carrier Relationships	16,000
Customer Relationships	110,000

$155,500

The adjustment of $59,199 to identifiable intangible assets is a result of the preliminary allocation of purchase price to identifiable intangible assets less the historical net identifiable intangible assets of $96,301. A deferred tax liability was recorded related to the step up of tax basis due to the preliminary allocation of purchase price to identifiable intangible assets of $22,496.

(5)	The pro forma financial statements reflect the assumed issuance of approximately $165,397 of common stock to fund the difference between the purchase price and the amount of cash on hand as of June 30, 2013. Net proceeds after fees are expected to be approximately $156,997. The XPO Logistics common stock closing price of $24.46 per share on July 31, 2013 was used to determine the number of shares issued. A $1.00 increase in the issue price of XPO Logistics common stock would decrease the number of shares issued by 265,590 while a $1.00 decrease in the issue price of XPO Logistics common stock would increase the number of shares issued by 288,232. In the event that the Company is unable to secure the contemplated equity financing for the 3PD Transaction, it has arranged for a loan facility with Credit Suisse and Morgan Stanley to finance the acquisition. This facility consists of a $140 million First Lien Facility and a $55 million Second Lien Facility. These facilities bear interest at Adjusted LIBOR plus 5.0% or an Alternate Base Rate plus 4.0% and Adjusted LIBOR plus 9.0% or an Alternate Base Rate plus 8.0%, respectively. If the Company drew down on the available facilities to finance the 3PD Transaction, it would result in $14,666 of interest expense on an annual basis.

(6)	As part of the 3PD Transaction, XPO Logistics agreed to guarantee the payment of 3PD management’s 2013 annual bonuses totaling $2,015. No future service is required by 3PD management to receive the 2013 annual bonuses from XPO Logistics. The adjustment of $1,343 represents the difference between the total payout and the amount accrued at June 30, 2013.

(7)	Reflects adjustments to account for transaction costs of $1,110 related to the 3PD Transaction. As the transaction expenses will not have a continuing impact, the transaction expenses are not reflected in the unaudited pro forma condensed combined statements of operations.

(8)	Reflects adjustments to eliminate 3PD’s historical common stock, additional paid-in capital, accumulated other comprehensive income, and accumulated deficit of $52, $102,593, ($106), and ($47,573), respectively.

(9)	Represents the effect on deferred taxes due to the release of the Federal valuation allowance described below in footnote 6 to the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2013.

(3)	Description of 3PD Pro Forma Adjustments, as presented in the Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 2013 and twelve months ended December 31, 2012

a.	Represents purchase price adjustments for the acquisition of 3PD as follows:

(1)	To record pro forma amortization expense of $8,202 and $16,403 for the six months ended June 30, 2013 and twelve months ended December 31, 2012 unaudited pro forma condensed combined statements of operations, respectively, on the portion of the purchase price allocated to intangible assets. 3PD had historic amortization of intangible assets of $5,485 and $10,969 for the six and twelve month periods, respectively. The pro forma adjustments reflect the respective incremental increases to amortization expense of $2,717 and $5,434 for the six months ended June 30, 2013 and twelve months ended December 31, 2012. Pro forma amortization is calculated as follows:

			Estimated Amortization (a)
	Preliminary Fair Value	Estimated Weighted Average Life (years)	For the 6 months ended June 30, 2013	For the 12 months ended December 31, 2012
Trademarks / Trade Names	$5,500	3.00	$917	$1,833
Non Compete Agreements	6,500	5.00	650	1,300
Technology	17,500	6.50	1,346	2,692
Carrier Relationships	16,000	9.00	889	1,778
Customer Relationships	110,000	12.50	4,400	8,800

	$155,500		$8,202	$16,403

(a)	Amortization expense has been calculated using the straight-line method over the estimated useful life.

(2)	Represents the removal of management fees related to the former owners of 3PD of $417, and $834 for the six months ended June 30, 2013 and twelve months ended December 31, 2012 unaudited pro forma condensed combined statements of operations, respectively.

(3)	As part of the 3PD Transaction, 3PD management entered into new employment agreements with XPO Logistics which provide for stock compensation. Based on the contractual nature of the agreements, the adjustments reflect the change in stock compensation expense under each arrangement. Stock compensation under the new agreements was $527 and $1,054 for the six months ended June 30, 2013 and twelve months ended December 31, 2012, respectively. 3PD had historic stock compensation expense of $381 and $76 for the six and twelve month periods, respectively. The pro forma adjustments show the respective net differences to stock compensation expense of $146 and $978, respectively. The stock compensation expense recognized in the pro forma financial statements for the new arrangements includes only the time-based awards granted. Compensation expense has not been recognized for performance-based awards due to the inability to determine whether the performance goals would have been met assuming the performance based targets were set on January 1, 2012.

(4)	Represents the removal of amortization related to deferred financing costs of 3PD not acquired in the 3PD Transaction of $900 and $1,797 for the six months ended June 30, 2013 and twelve months ended December 31, 2012 unaudited pro forma condensed combined statements of operations, respectively.

(5)	Represents the removal of interest related to debt of 3PD not assumed in the 3PD Transaction of $9,814, and $19,809 for the six months ended June 30, 2013 and twelve months ended December 31, 2012 unaudited pro forma condensed combined statements of operations, respectively. The $260 interest expense excluded from the pro forma adjustment for the six months ended June 30, 2013 relates to a contractual liability which remains as stipulated in the 3PD Agreement.

(6)	Represents the income tax effect of the pro forma adjustments for the six months ended June 30, 2013 of $3,142 calculated using an estimated statutory tax rate of 38.0% (i.e., the United States statutory income tax rate of 35.0% plus an estimated blended state income tax rate of 3.0%) offset by the benefit generated through release of the Company’s Federal tax valuation allowance. The Federal valuation allowance of $10,437 was released in full due to the deferred tax liability generated through the step-up of the intangible assets recorded in the pro forma balance sheet which was deemed sufficient to allow the recognition of the deferred tax benefit related to XPO Logistics’ historical net operating losses for which a full valuation allowance was taken. The state and foreign components of the valuation allowance were not affected by the step-up due to differences in jurisdiction. The net impact to income tax expense (benefit) of ($7,295) is shown in the pro forma condensed combined statement of operations.

(7)	Represents the income tax effect of the pro forma adjustments calculated using an estimated statutory tax rate of 38.0% (i.e., the United States statutory income tax rate of 35.0% plus an estimated blended state income tax rate of 3.0%).

(8)	Represents the adjustment to basic and diluted weighted average shares outstanding for the effect of 421,719 shares issued as consideration in the 3PD Transaction.

(9)	Represents the adjustment to basic and diluted weighted average shares outstanding for the effect of 6,761,932 shares offered to raise capital to fund the 3PD Transaction. The following table provides sensitivities to changes in the number of shares issued to raise capital to fund the 3PD Transaction based on changes in the per share price of XPO Logistics common stock and the effect on earnings per share for each period presented.

	Price of XPO Logistics Common Stock	Shares Issued	Earnings Per Share at June 30, 2013	Adjusted Earnings Per Share at June 30, 2013	Earnings Per Share at December 31, 2012	Adjusted Earnings Per Share at December 31, 2012
As of July 31, 2013	$24.46	6,761,932	$(0.81)	$(0.81)	$(1.53)	$(1.53)
Decrease of $1.00	$23.46	7,050,164	$(0.81)	$(0.80)	$(1.53)	$(1.51)
Increase of $1.00	$25.46	6,496,342	$(0.81)	$(0.82)	$(1.53)	$(1.54)

(4)	Turbo Purchase Price

The purchase price of $50,075 and the allocation of the purchase price discussed below are considered final. The following table summarizes the purchase price allocation on the acquisition date of October 24, 2012. For illustrative purposes the allocation of the purchase price to the fair value of Turbo’s net assets acquired at the acquisition date of October 24, 2012 is presented as follows.

Description
Purchase price	$50,075

Less: Fair value of Turbo net assets acquired	(4,345)
Less: Fair value of Trademarks / Trade Names	(725)
Less: Fair value of Non Compete Agreements	(1,800)
Less: Fair value of Customer Relationships	(10,000)

Fair value of Goodwill	$33,205

(5)	Description of Turbo Pro Forma Adjustments, as presented for the 297 days ended October 23, 2012 in the twelve months ended December 31, 2012 Unaudited Pro Forma Condensed Combined Statement of Operations

a.	Represents purchase price adjustments for the acquisition of Turbo as follows:

(1)	To record pro forma amortization expense of $1,522 for the 297 day period ended October 23, 2012 unaudited pro forma condensed combined statement of operations on the portion of the purchase price allocated to intangible assets. Turbo had historic amortization of intangible assets of $554 for the 297 day period. The pro forma adjustment shows the incremental increase to amortization expense of $968 for the period ended October 23, 2012. Pro forma amortization is calculated as follows:

	Fair Value	Estimated Weighted Average Life (years)	Estimated Amortization (a)
			For the 297 days ended October 23, 2012
Trademarks / Trade Names	$725	0.75	$725
Non Compete Agreements	1,800	10.00	146
Customer Relationships	10,000	12.50	651

	$12,525		$1,522

(a)	Amortization expense has been calculated using the straight-line method over the estimated useful life.

(2)	Represents the removal of interest related to debt of Turbo not assumed in Turbo Transaction of $1,894 for the 297 day period ended October 23, 2012 unaudited pro forma condensed combined statements of operations.

(3)	Represents the income tax effect of the pro forma adjustments calculated using an estimated statutory tax rate of 38.0% (i.e., the United States statutory income tax rate of 35.0% plus an estimated blended state income tax rate of 3.0%).

(6)	Kelron Purchase Price

The purchase price of $2,647 and the allocation of the purchase price discussed below are considered final. The following table summarizes the purchase price allocation on the acquisition date of August 3, 2012. For illustrative purposes the allocation of the purchase price to the fair value of Kelron’s net liabilities acquired at the acquisition date of August 3, 2012 is presented as follows.

Description
Purchase price	$2,647
Plus: Fair value of Kelron net liabilities acquired	2,878
Less: Fair value of Trademarks / Trade Names	(251)
Less: Fair value of Technology	(75)
Less: Fair value of Non Compete Agreement	(377)
Less: Fair value of Customer Relationships	(1,207)

Fair value of Goodwill	$3,615

(7)	Description of Kelron Pro Forma Adjustments, as presented for the 215 days ended August 2, 2012 in the twelve months ended December 31, 2012 Unaudited Pro Forma Condensed Combined Statement of Operations

a.	The following table shows the calculation of the total Kelron column in the unaudited pro forma condensed combined statement of operations for the 215 day period ending August 2, 2012.

	Historic Kelron (excluding Kelron Cleveland) January 1, 2012 - August 2, 2012				Cleveland Historic January 1, 2012 - August 2, 2012	Total Kelron
	Historic in $CAD, Canadian GAAP	US GAAP Adjustments	Historic in $CAD, US GAAP	Historic in $USD, US GAAP	Historic in $USD, US GAAP	Historic in $USD, US GAAP

Revenue	$56,470	$—	$56,470	$56,072	$2,988	$59,060
Expenses
Direct expense	50,380	—	50,380	50,025	2,571	52,596

Gross Margin	6,090	—	6,090	6,047	417	6,464
Selling, general and administrative expense	6,927	—	6,927	6,878	343	7,221
Impairment of goodwill	—	—	—	—	—	—

Operating (loss) income	(837)	—	(837)	(831)	74	(757)
Other (income) expense	(44)	—	(44)	(44)	—	(44)
Interest expense	59	—	59	59	—	59
Loss on foreign currency translation	(121)	—	(121)	(120)	(1)	(121)

(Loss) income before income tax provision	(973)	—	(973)	(966)	73	(893)
Income tax (benefit) expense	(284)	145 (i)	(139)	(138)	—	(138)

Net (loss) income	(689)	(145)	(834)	(828)	73	(755)
Cumulative preferred dividends	—	—	—	—	—	—

Net (loss) income available to common shareholders	$(689)	$(145)	$(834)	$(828)	$73	$(755)

(i)	Represents the income statement impact from a Canadian GAAP to US GAAP measurement difference in which US GAAP requires measurement of an uncertain tax position as the largest amount that is greater than 50% likely of being realized upon settlement, and Canadian GAAP requires measurement of the best estimate of the amount that is more likely than not to be realized.

b.	Represents purchase price adjustments for the acquisition of Kelron as follows:

(1)	To record pro forma amortization expense of $396 for the 215 day period ended August 2, 2012 unaudited pro forma condensed combined statement of operations on the portion of the purchase price allocated to intangible assets. Kelron had no historic amortization of intangible assets for the period. Pro forma amortization is calculated as follows:

	Fair Value	Estimated Weighted Average Life (years)	Estimated Amortization (a)
			For the 215 days ended August 2, 2012
Trademarks / Trade Names	$251	0.33	$251
Technology	75	1.50	29
Non Compete Agreements	377	5.00	44
Customer Relationships	1,207	10.00	72

	$1,910		$396

(a)	Amortization expense has been calculated using the straight-line method over the estimated useful life.

(2)	Represents the removal of interest related to extinguished debt of Kelron of $59 for the 215 day period ended August 2, 2012 unaudited pro forma condensed combined statement of operations and interest expense on the notes payable issued to the sellers for $13 for the 215 day period ended August 2, 2012 unaudited pro forma condensed combined statement of operations.

(3)	Represents the income tax effect of the pro forma adjustments calculated using the Canadian statutory income tax rate, adjusted for an Ontario Provisional rate, of 26.0%.